Exhibit 5.1

[Kirkland & Ellis LLP Letterhead]

April 26, 2012

Molson Coors Brewing Company
1225 17th Street
Denver, Colorado 80202

Re: Registration Statement of Molson Coors Brewing Company on Form S-3ASR

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3ASR (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) by Molson Coors Brewing Company (the “Company”) and certain of its subsidiaries, as guarantors, (the “Guarantors”) to register senior debt securities (collectively, the “Debt Securities”) and guarantees thereof (the “Guarantees”), all of which securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.

In connection with this opinion, we have assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), relating to the offered securities will have become effective under the Securities Act of 1933, as amended (the “Act”); (b) a prospectus supplement will have been prepared and filed with the Commission describing the securities offered thereby; (c) all offered securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (d) a definitive underwriting agreement with respect to the offered securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (e) and the indenture trustee will have been qualified under the Trust Indenture Act of 1939, as amended.

Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we advise you that that:

1.               When the Debt Securities and the indenture filed as an exhibit to the Registration Statement (the Indenture”) have been authorized by appropriate corporate and other applicable authorization, the Indenture has been duly executed by the parties thereto, and the Debt Securities have been executed, authenticated and delivered in accordance with the Indenture against payment therefor, the Debt Securities will be validly issued and the Debt Securities will constitute binding obligations of the Company, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2.               When the Guarantees and the Indenture have been authorized, the Indenture has been duly executed by the parties thereto, and the Guarantees have been executed, authenticated and delivered in accordance with the Indenture against payment therefor, the Guarantees will be validly issued and will constitute binding obligations of the Guarantors, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

This opinion does not cover the law of any jurisdiction other than the laws of the State of New York. We did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states. We undertake no responsibility to update or supplement this opinion in response to changes in law or future events or other circumstances. The opinion expressed herein concerns only the effect of the law (excluding the principles of conflicts of law) of the State of New York.

This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

This opinion is rendered solely for your benefit and may not be used, circulated, quoted relied upon or otherwise referred to by any other person for any other purpose without our prior written consent.

We have relied as to certain matters on information obtained from public officials, officers of the Company, the Guarantors and other sources.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion in the Registration Statement in the section “Legal Matters” In giving this consent, we do not thereby admit that we are “experts” within the meaning of the Securities Act of 1933, as amended.

Very truly tours,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP